INDEPENDENT AUDITORS' CONSENT


                         Consent of Independent Auditors


The Board of Directors and Shareholders
Footstar, Inc.

We consent to the use of our audit report dated February 12, 1997 on the consolidated balance sheets of Footstar, Inc. and subsidiary Companies as of December 28, 1996 and December 31, 1995 and the related statements of operations, shareholders' equity, and cash flows for each of the years in the three year period ended December 28, 1996 incorporated herein by reference in the Registration Statement on Form S-8 of the Footstar 1997 Associate Stock Purchase Plan.

Our audit report refers to Footstar, Inc.'s adoption of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" effective October 1, 1995 and a change in its policy for accounting for the costs of internally developed software effective January 1, 1995.




                                                  /S/  KPMG Peat Marwick LLP


New York, New York
June 24, 1997